EXHIBIT 23


		   CONSENT OF COHEN, TODD, KITE & STANFORD


	We hereby consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement pertaining to the registration of 100,000 shares of common stock of The Midland Company pursuant to the Dividend Reinvestment Plan of the Company.


						COHEN, TODD, KITE & STANFORD


December 7, 1995                           By:s/William McD. Kite
Cincinnati, Ohio                              William McD. Kite, Partner